Exhibit 24(b)(11)



INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer Fund:


We consent to the use of our report dated July 22, 1996 included herein and to the reference to our firm under the heading
"Financial Highlights" in Part A of the Registration Statement.


/s/ KPMG Peat Marwick, LLP
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KPMG Peat Marwick LLP

Denver, Colorado
October 16, 1996